INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 3 to Registration
Statement No. 333-102588 of Oppenheimer Principal Protected Trust on Form
N-1A of our report dated May 27, 2003 appearing in the Statement of
Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Auditors" in the Statement of Additional Information.

We also consent to the incorporation by reference of our report of the
Oppenheimer Main Street Fund (formerly the Oppenheimer Main Street Growth &
Income Fund) dated September 23, 2002 in such Statement of Additional
Information.

/s/ Deloitte & Touche

Deloitte & Touche LLP

Denver, Colorado
May 27, 2003